EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Acura Pharmaceuticals, Inc.
Palatine, Illinois

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-63288 and 33-98356) of our report dated February 9, 2005, relating to the consolidated financial statements and schedule of Acura Pharmaceuticals, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Chicago, Illinois	/s/ BDO Seidman, LLP
February 23, 2005